For the semi-annual period ended 6/30/98
File number: 811-3175

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       KN Energy, Inc.

2.   Date of Purchase
       63/4/98

3.   Number of Securities Purchased
       200,000

4.   Dollar Amount of Purchase
       $10,400,000

5.   Price Per Unit
       $52.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Morgan Stanley & Co.

7.   Other Members of the Underwriting Syndicate

     Merrill Lynch, Pierce, Fenner,& Smith Incorporated
     Petrie Parkman & Co.
     Smith Barney, Inc.
     CIBC Oppenheimer Corp.
     Credit Suisse First Boston Corp.
     Dain Rauscher Incorporated
     A. G. Edwards & Sons, Inc.
     Goldman Sachs & Co.
     Howard, Weil, Labouisse, Fredrichs, Inc.
     Jeffries & Company, Inc.
     Edward D. Jones & Co., L.P.
     Lehman Brothers Inc.
     J.P. Morgan Securities, Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Scotia Capital Markets (USA), Inc.
     Kleinwort Benson Limited
     UBS Limited




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